UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

    Effective November 11, 2008, Chesapeake Energy Corporation (“the Company”) entered into an unsolicited transaction with a holder of the Company’s 2.75% Contingent Convertible Senior Notes due 2035 (the “2.75% Convertible Notes”), to issue 1,309,176 shares of the Company’s Common Stock, par value $0.01 per share (the "Common Stock"), in exchange for $37.235 million principal amount of the 2.75% Convertible Notes, representing 7.02% of the aggregate outstanding principal amount of the Company’s 2.75% Convertible Notes.  The transaction closed on November 17, 2008 and the $37.235 million of the 2.75% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

    Effective November 17, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.50% Contingent Convertible Senior Notes due 2037 (the “2.50% Convertible Notes”), to issue 156,794 shares of Common Stock in exchange for $5 million principal amount of the 2.50% Convertible Notes, representing less than 1% of the aggregate outstanding principal amount of the Company’s 2.50% Convertible Notes.  The transaction closed on November 19, 2008 and the $5 million of the 2.50% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

    Effective November 17, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.25% Contingent Convertible Senior Notes due 2038 (the “2.25% Convertible Notes”), to issue 131,810 shares of Common Stock in exchange for $5 million principal amount of the 2.25% Convertible Notes, representing less than 1% of the aggregate outstanding principal amount of the Company’s 2.25% Convertible Notes.  The transaction closed on November 19, 2008 and the $5 million of the 2.25% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

    Effective November 20, 2008, the Company entered into an additional unsolicited transaction with a holder of the 2.75% Convertible Notes, to issue 1,720,480 shares of Common Stock in exchange for $41.901 million principal amount of the 2.75% Convertible Notes, representing 8.50% of the aggregate outstanding principal amount of the Company’s 2.75% Convertible Notes.  The transaction closed on November 24, 2008 and the $41.901 million of the 2.75% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

    Effective November 20, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.50% Convertible Notes, to issue 181,983 shares of Common Stock in exchange for $5 million principal amount of the 2.50% Convertible Notes, representing less than 1% of the aggregate outstanding principal amount of the Company’s 2.50% Convertible Notes.  The transaction closed on November 25, 2008 and the $5 million of the 2.50% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

    Effective November 20, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.25% Convertible Notes, to issue 998,891 shares of Common Stock in exchange for $30 million principal amount of the 2.25% Convertible Notes, representing 2.59% of the aggregate outstanding principal amount of the Company’s 2.25% Convertible Notes.  The transaction closed on November 25, 2008 and the $30 million of the 2.25% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On November 25, 2008, Chesapeake Energy Corporation issued a press release announcing the closing of its Marcellus Shale joint venture transaction with StatoilHydro.  Chesapeake sold a 32.5% interest in its Marcellus Shale assets in Appalachia for $3.375 billion of consideration and retained a 67.5% working interest.  The assets included approximately 1.8 million net acres of leasehold, of which StatoilHydro now owns approximately 0.6 million net acres and Chesapeake owns approximately 1.2 million net acres.  A copy of the press release is attached as exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated November 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      November 25, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated November 25 2008